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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                For registration of certain classes of securities
                    pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                          HEALTHCARE ACQUISITION CORP.
           (Exact name of the Registrant as specified in its charter)

                DELAWARE                                20-2726770
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

                              2116 FINANCIAL CENTER
                                666 WALNUT STREET
                             DES MOINES, IOWA 50309
               (Address of Principal Executive Offices) (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

        Securities Act registration statement file number to which this Form relates (if applicable): FILE NO. 333-124712

 Securities to be registered pursuant to Section 12(b) of the Exchange Act:

           TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
           TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
           -------------------                 ------------------------------

Units, each consisting of one share of         American Stock Exchange
Common Stock and one Warrant

Common Stock, par value $.0001 per             American Stock Exchange
share

Common Stock Purchase Warrants                 American Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act: NONE

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ITEM 1. DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED

        The securities to be registered hereby are the units, common stock and warrants of Healthcare Acquisition Corp. (the "Company"). The description of the units, the common stock and the warrants, contained in the section entitled "Description of Securities" in the Prospectus included in Amendment No. 4 to the Company's Registration Statement on Form S-1 (Registration No. 333-124712), filed with the Securities and Exchange Commission on July 26, 2005 (the "Registration Statement"), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

ITEM 2. EXHIBITS

        The following exhibits are filed herewith or are incorporated by reference as indicated below.

EXHIBIT
NUMBER                          DESCRIPTION
------                          -----------

   3.1   Amended and Restated Certificate of Incorporation.*

   3.2   By-laws.*

   4.1   Specimen Unit Certificate.*

   4.2   Specimen Common Stock Certificate.*

   4.3   Specimen Warrant Certificate.*

   4.4 Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.*

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*
         Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-124712.


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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    Healthcare Acquisition Corp.

Date: July 26, 2005                 By:  /s/ Matthew P. Kinley
                                         ---------------------
                                         Matthew P. Kinley
                                         President